Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000 tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces

3rd Quarter 2010 Results

Lynchburg, Va., October 22, 2010....Bank of the James Financial Group, Inc. (OTCBB:BOJF) (quarterly consolidated results unaudited) reported today net income after tax of $506,000 or $0.15 per basic and diluted share for the quarter ended September 30, 2010 and net income of $1,642,000 or $0.50 and $0.49 per basic and diluted share respectively year-to-date compared to a net loss of $1,204,000 or $0.37 per basic and diluted share and a net loss of $825,000 or $0.25 per basic and diluted share for the respective periods a year ago. All earnings per share amounts have been adjusted to reflect the 10% stock dividend declared by Bank of the James Financial Group, Inc. (the “Company”) at the annual shareholder’s meeting on May 18, 2010, as well as all previously declared and paid stock dividends.

The increase in net income is attributable to the improvement in the net interest margin resulting from a decrease in the cost of interest bearing liabilities, primarily certificates of deposit and savings accounts. The net interest margin increased from 3.00% during the three month period ended September 30, 2009 to 4.10% during the same period ended September 30, 2010. The stronger margin translated into net interest income of $3,938,000 during the three month period ended September 30, 2010 as compared to $2,922,000 during the same period a year ago, an increase of $1,016,000 or 34.8%. Interest income increased slightly by 0.5% and interest expense decreased by 40.5% compared to the same three month period a year ago.

J. Todd Scruggs, Executive Vice President of the Bank, commented, “The banking environment both nationally and locally continues to be difficult. Because of the public’s increased demand for safety and liquidity, we anticipate our cost of funds will continue to move downward while our yields on earning assets will remain relatively stable. If this strong net interest margin trend continues, we will be able to continue to strengthen the Bank’s capital position.”

Also contributing to the increase in net income during the quarter was an increase in non-interest income. Non-interest income, net of gain/loss on sale of securities increased to $856,000 for the three month period ended September 30, 2010 from $616,000 during the same three month period a year ago, an increase of 39.0%. A significant portion of this increase is related to mortgage refinance activity handled through our mortgage division.

Deposits decreased slightly from $375,772,000 as of December 31, 2009 to $364,511,000 as of September 30, 2010, a decrease of $11,261,000 or 3.0%. This decrease resulted largely from a decrease in the rates offered on certificates of deposit and the withdrawal of deposits resulting from the decrease in the interest rate paid on the 2010 Savings Account in March 2010.

Loans, net of the allowance for loan loss, have shown slight growth year-to-date. Loans increased from $318,452,000 as of December 31, 2009 to $321,124,000 as of September 30, 2010, an increase of $2,672,000 or 0.8%. Requests for loans continue to be steady and in light of the current environment cautious underwriting standards continue to be applied consistently.

The loan loss provision in the third quarter of 2010 was $600,000 as compared to $2,500,000 during the same period a year ago. Nonperforming assets decreased from $9,896,000 as of June 30, 2010 to $9,731,000 as of September 30, 2010. Nonperforming loans to total loans decreased from 2.49% as of June 30, 2010 to 2.14% as of September 30, 2010. Despite this recent stabilization of noncurrent assets, management recognizes that during 2009 and the first six months of 2010, the quality of certain classes of our assets declined. Specifically, as a result of the economic downturn, commercial development loans and residential speculative housing construction loans were impacted by a decline in the value of the collateral supporting those loans. Management believes that it continues to be proactive in quantifying and mitigating the risk including in some cases the successful liquidation of real property serving as collateral for these loans. The overall majority of the increase since December 31, 2009 is related to several loans to one relationship. Management believes the current reserve of 1.52% remains adequate.

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates nine full service locations and one limited service location as well as a mortgage origination office in Forest, Virginia. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the “Bank”), a subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

# # #

Bank of the James Financial Group, Inc. and Subsidiaries

(000’s) except ratios and percent data

Unaudited

Selected Data:	Three months ending Sept 30, 2010	Three months ending Sept 30, 2009	Change	Year to date Sept 30, 2010	Year to date Sept 30, 2009	Change
Interest income	$5,392	$5,365	0.50%	$16,233	$14,967	8.46%
Interest expense	1,454	2,443	-40.48%	5,028	6,747	-25.48%
Net interest income	3,938	2,922	34.77%	11,205	8,220	36.31%
Provision for loan losses	600	2,500	-76.00%	1,435	3,433	-58.20%
Noninterest income	954	467	104.28%	2,666	2,158	23.54%
Noninterest expense	3,556	2,718	30.83%	10,021	8,211	22.04%
Income taxes	230	(625)	-136.80%	773	(441)	-275.28%
Net income	506	(1,204)	-142.03%	1,642	(825)	-299.03%
Weighted average shares outstanding	3,301,262	3,249,813	1.58%	3,295,813	3,248,150	1.47%
Basic net income per share	$0.15	$(0.37)	$0.52	$0.50	$(0.25)	$0.75
Fully diluted net income per share	$0.15	$(0.37)	$0.52	$0.49	$(0.25)	$0.74

Balance Sheet at period end:	Sept 30, 2010	Dec 31, 2009	Change	Sept 30, 2009	Dec 31, 2008	Change
Loans, net	$321,124	$318,452	0.84%	$310,370	$274,890	12.91%
Total securities	47,960	60,789	-21.10%	60,925	22,130	175.31%
Total deposits	364,511	375,772	-3.00%	364,291	268,111	35.87%
Stockholders’ equity	26,320	23,725	10.94%	23,731	24,635	-3.67%
Total assets	415,955	437,681	-4.96%	426,603	328,605	29.82%
Shares outstanding	3,301,262	3,289,867	11,395	3,250,376	3,245,845	4,531
Book value per share	$7.97	$7.21	0.76	$7.30	$7.59	$(0.29)

Daily averages:	Three months ending Sept 30, 2010	Three months ending Sept 30, 2009	Change	Year to date Sept 30, 2010	Year to date Sept 30, 2009	Change
Loans, net	$322,566	$307,928	4.75%	$322,737	$294,970	9.41%
Total securities	41,913	56,288	-25.54%	45,879	46,181	-0.65%
Total deposits	360,645	352,544	2.30%	360,869	322,759	11.81%
Stockholders’ equity	25,389	25,074	1.26%	24,737	24,895	-0.63%
Interest earning assets	380,944	385,961	-1.30%	383,124	359,268	6.64%
Interest bearing liabilities	340,166	349,375	-2.64%	344,063	321,118	7.15%
Total assets	411,846	417,354	-1.32%	413,331	388,144	6.49%

Financial Ratios:	Three months ending Sept 30, 2010	Three months ending Sept 30, 2009	Change	Year to date Sept 30, 2010	Year to date Sept 30, 2009	Change
Return on average assets	0.49%	-1.14%	1.63	0.53%	-0.28%	0.81
Return on average equity	7.91%	-19.05%	26.96	8.87%	-4.43%	13.30
Net interest margin	4.10%	3.00%	1.10	3.91%	3.06%	0.85
Efficiency ratio	72.69%	80.20%	(7.51)	72.24%	79.12%	(6.88)
Average equity to average assets	6.16%	6.01%	0.15	5.98%	6.41%	(0.43)

Allowance for loan losses:	Three months ending Sept 30, 2010	Three months ending Sept 30, 2009	Change	Year to date Sept 30, 2010	Year to date Sept 30, 2009	Change
Beginning balance	$4,708	$3,323	41.68%	$4,288	$2,859	49.98%
Provision for losses	600	2,500	-76.00%	1,435	3,433	-58.20%
Charge-offs	(363)	(555)	-34.59%	(1,052)	(1,055)	-0.28%
Recoveries	10	32	-68.75%	284	63	350.79%
Ending balance	4,955	5,300	-6.51%	4,955	5,300	-6.51%

Nonperforming assets:	Sept 30, 2010	Dec 31, 2009	Change	Sept 30, 2009	Dec 31, 2008	Change
Total nonperforming loans - excludes TDR	$6,980	$5,687	22.74%	$4,694	$3,859	21.64%
Other real estate owned	2,751	666	313.06%	2,305	81	2745.68%
Total nonperforming assets	9,731	6,353	53.17%	6,999	3,940	77.64%

Asset quality ratios:	Sept 30, 2010	Dec 31, 2009	Change	Sept 30, 2009	Dec 31, 2008	Change
Nonperforming loans to total loans	2.14%	1.76%	0.38	1.49%	1.39%	0.10
Allowance for loan losses to total loans	1.52%	1.33%	0.19	1.68%	1.03%	0.65
Allowance for loan losses to nonperforming loans	70.99%	75.40%	(4.41)	112.91%	74.09%	38.82